As filed with the Securities and Exchange Commission on April 14, 2025

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

i-80 GOLD CORP.

(Exact name of registrant as specified in its charter)

British Columbia	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
5190 Neil Road, Suite 460 Reno, Nevada United States, 89502 (775) 525-6450
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Corporation Service Company

19 West 44th Street, Suite 200

New York, NY 10036

(800) 927-9801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kimberley R. Anderson Dorsey & Whitney LLP 701 5th Avenue, Suite 6100 Seattle, Washington 98104 (206) 903-8800	Ryan Snow 5190 Neil Road Suite 460 Reno, NV 89502 (775) 525-6451

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.      ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.      ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.      ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of "large accelerated filer", "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐ Accelerated filer  ☐ Non-accelerated filer  ☒

Smaller reporting company  ☒ Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.      ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 14, 2025

$250,000,000

Common Shares

Warrants

Debt Securities

Subscription Receipts

Units

We may offer and issue from time to time common shares (the "Common Shares"), warrants to purchase Common Shares (the "Warrants"), Debt Securities (as defined herein), Subscription Receipts (as defined herein) and units comprised of some or all of the other securities described above ("Units") (all of the foregoing, collectively, the "Securities") or any combination thereof up to $250,000,000 in the aggregate, in one or more series or issuances of Securities  under this shelf prospectus (which we refer to as the "Prospectus"). Securities may be offered separately or together, at times, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a "Prospectus Supplement").

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a Prospectus Supplement that describes specific information about the particular Securities being offered and may add, update or change information contained or incorporated by reference in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with the additional information which is incorporated by reference into this Prospectus and the Prospectus Supplement.

Our outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange ("TSX") and the NYSE American LLC ("NYSE American"), under the symbols "IAU" and "IAUX", respectively. On April 11, 2025, being the last complete trading day prior to the date hereof, the last reported sale price of our Common Shares on the TSX was C$0.88 per Common Share and on the NYSE American was US$0.617 per Common Share. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares will not be listed on any securities exchange. There is currently no market through which the Securities, other than the Common Shares, may be sold and you may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See "Risk Factors".

Investing in our Securities involves a high degree of risk. You should carefully read the "Risk Factors" section contained elsewhere in this Prospectus and carefully consider the discussion of risks and uncertainties under the heading "Risk Factors" contained in any applicable Prospectus Supplement and in the documents that are incorporated by reference herein and therein.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences. You should read the tax discussion contained in the applicable Prospectus Supplement and consult your tax advisor with respect to your own particular circumstances. See "Certain Canadian and U.S. Federal Income Tax Considerations" in this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is            , 2025.

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we have filed with the SEC utilizing a "shelf" registration process.  Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up $250,000,000 in the aggregate, in one or more series or issuances of Securities. The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the issue price,  and any other terms specific to the Common Shares being offered; (ii) in the case of Warrants, the designation, terms, number of Common Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Debt Securities, the designation, any limit on the aggregate principal amount, the rate at which the Debt Securities will bear interest, whether the Debt Securities will be secured or unsecured, the conditions of redemption of the Debt Securities, and any other terms specific to the Debt Securities being offered; (iv) in the case of Subscription Receipts, the number of Subscription Receipts offered, the issue price, the currency, the terms, conditions and procedures for the conversion or exercise of such Subscription Receipts into or for Common Shares or other securities or pursuant to which the holders thereof will become entitled to receive Common Shares or such other securities, and any other terms specific to the Subscription Receipts being offered; and (v) in the case of Units, the number of Units offered, the terms of the Units, the offering price, the number of Common Shares, Warrants or other Securities included in each Unit and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

We may offer and sell Securities to or through underwriting syndicates or dealers, through agents or directly to purchasers. The Prospectus Supplement for each offering of Securities will describe in detail the plan of distribution for that offering.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market.  Such transactions, if commenced, may be interrupted or discontinued at any time. See "Plan of Distribution".

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under "Documents Incorporated by Reference" and the additional information described below under "Where You Can Find Additional Information".

This Prospectus and the documents incorporated by reference in this Prospectus contain forward-looking statements and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws.  See "Cautionary Statement Regarding Forward-Looking Statements".

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences.  You should read the tax discussion contained in the applicable Prospectus Supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this Prospectus and any Prospectus Supplement.  We have not authorized anyone to provide you with different information.  The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law.  This Prospectus is not an offer to sell these Securities, and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.  The information contained in this Prospectus is accurate only as of the date of this Prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this Prospectus or of any sale of the Securities.  Our business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to "i-80 Gold", the "Company", "we", "us" and "our" refer to i-80 Gold Corp., either alone or together with our subsidiaries as the context requires.

The Company's registered and records office is located at Suite 2500, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6B 2X8, and its head office is located at 5190 Neil Road, Suite 460, Reno, Nevada, 89502.  The Company maintains an executive office at 150 York Street, Suite 1802, Toronto Ontario M5H 3S5.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to United States dollars. References to "$" or "US$" are to United States dollars and references to "Cdn$" or "C$" are to Canadian dollars. See "Exchange Rate Information". Our financial statements that are incorporated by reference into this Prospectus and any Prospectus Supplement have been prepared in accordance with accounting principles generally accepted in the United States.

RISK FACTORS

Investing in our Securities is speculative and involves a high degree of risk. Prior to making a decision about investing in our Securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable Prospectus Supplement and any free writing prospectus, together with all the information contained or incorporated by reference in the Prospectus Supplement or appearing or incorporated by reference in this Prospectus, including the risks, uncertainties and assumptions discussed under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, as may be amended or revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. These risks, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause purchasers of securities to lose all or part of their investments. The risks and uncertainties we have described herein are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects.

Some of the risk factors described in this Prospectus and in the documents incorporated by reference herein, including any applicable Prospectus Supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. Additional risks and uncertainties not presently known to the Company or that the Company currently deems to be immaterial may also impair the Company's business operations. If any of the possibilities described in such risks actually occurs, it could have a material adverse effect on the business, financial condition and results of operations of the Company and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, each of which could cause purchasers of the Securities to lose part or all of their investment. The Company cannot provide assurance that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described in this Prospectus and the documents incorporated by reference herein, or other unforeseen risks.

Risks Related to Our Securities

Negative operating cash flow

The Company cannot guarantee that it will have positive cash flow from operating activities in future periods. The Company cannot provide any assurances that it will achieve sufficient revenues (if at all) or maintain profitability or positive cash flow from operating activities. If the Company does not achieve or maintain profitability or positive cash flow from operating activities, then there could be a material adverse effect on the Company's business, financial condition and results of operation, and the Company may need to deploy a portion of its working capital to fund such negative operating cash flows or seek additional sources of funding.

Loss of entire investment

An investment in the Securities and the Company's prospects generally are speculative. Investors may lose their entire investment and should carefully consider the risk factors described below and under the heading "Risk Factors" in the Company's annual report on the Form 10-K (the "Form 10-K"). The risks described below and in the Form 10-K are not the only ones facing the Company. Additional risks not currently known to the Company, or that the Company currently deems immaterial, may also impair the Company's operations. There is no assurance that risk management steps taken will avoid future loss due to the occurrence of the risks described below (or incorporated by reference herein) or other unforeseen risks. If any of the risks described below or in the Form 10-K actually occur, then the Company's business, financial condition and operating results could be adversely affected. Investors should carefully consider the risks below and in the Form 10-K and the other information elsewhere in this Prospectus and consult with their professional advisors to assess any investment in the Company.

Third parties may involve the Company in certain legal proceedings, which, if successful, may have a material adverse effect on the Company's financial condition and operations

In the normal course of the Company's operations, whether directly or indirectly, it may become involved in, named as a party to or the subject of, various legal proceedings, including regulatory proceedings, tax proceedings and legal actions relating to, among other things, personal injuries, property damage, contract disputes and their business activities. The outcome with respect to outstanding, pending or future proceedings cannot be predicted with certainty, and may be determined in a manner adverse to the Company, and as a result, could have a material adverse effect on its financial conditions and results of operations, and the Company's ability to satisfy its debt service obligations. Even if the Company prevails in any such legal proceedings, the proceedings could be costly and time-consuming and may divert the attention of management and key personnel away from the Company's business operations which could have a material adverse effect on its financial condition and results of operations, and on the Company's ability to satisfy its debt service obligations. Furthermore, no assurance can be given that the Company will not become involved in litigation, whether as defendant or plaintiff, in other matters from time to time.

There is no assurance of a sufficient liquid market for Common Shares in the future

No assurance can be given that an active or liquid trading market for the Common Shares will be sustained. If an active or liquid market for the Common Shares fails to be sustained, the prices at which such Securities trade may be adversely affected. Whether or not the Common Shares will trade at lower prices depends on many factors, including the liquidity of the Common Shares, prevailing interest rates, the markets for similar securities, general economic conditions and the Company's financial condition, historic financial performance and future prospects.

There is no market for certain of our offered Securities

There is currently no market through which the Securities (other than the Common Shares) may be sold and purchasers may not be able to resell such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

The market price of the Securities may fluctuate significantly

The trading price of the Common Shares and other Securities offered hereunder that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange may be subject to large fluctuations. The trading prices may increase or decrease in response to a number of events and factors, including:

  the price of metals and minerals;

  the Company's operating performance and the performance of competitors and other similar companies;

  exploration and development of the Company's properties;

  the public's reaction to the Company's press releases, other public announcements and the Company's filings with the various securities regulatory authorities;

  changes in earnings estimates or recommendations by research analysts who track the Common Shares or other companies in the resource sector;

  changes in general economic conditions;

  changes in prevailing interest rates;

  changes or perceived changes in the Company's creditworthiness;

  the number of Common Shares to be publicly traded after the completion of any offering of Securities;

  the arrival or departure of key personnel; and

  acquisitions, strategic alliances or joint ventures involving the Company or its competitors.

In addition, the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange may be affected by many variables not directly related to the Company's results and not within the Company's control, including developments that affect the market for all resource sector shares, macroeconomic developments in North America or globally, the breadth of the public market for the Common Shares and any other Securities that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange, and the attractiveness of alternative investments. In addition, securities markets have recently experienced an extreme level of price and volume volatility, and the market price of the securities of many companies has experienced wide fluctuations which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. As a result of these and other factors, the Company's share price may be volatile in the future and may not accurately reflect the long-term value of the Company. In addition, the Company's share price may decline below the price paid for Securities offered hereunder, and investors may not be able to sell their Securities at or above the price paid for such Securities.

Debt Securities may rank junior or be subordinated to secured or senior indebtedness and affect your right to payment

If the Debt Securities are unsecured, they will rank equally in right of payment with all of our other existing and future unsecured debt. Holders of secured indebtedness of the Company would have a claim on the assets securing such indebtedness that effectively ranks prior to the claim of holders of Debt Securities and would have a claim that ranks equal with the claim of holders of senior Debt Securities and senior to the claim of holders of subordinated Debt Securities to the extent that such security did not satisfy the secured indebtedness. Furthermore, although covenants given by the Company in various agreements may restrict incurring secured indebtedness, such indebtedness may, subject to certain conditions, be incurred by the Company in the future.

The Debt Securities may be either senior or subordinated indebtedness as described in the relevant Prospectus Supplement. In the event of the insolvency or winding-up of the Company, any subordinated Debt Securities would be subordinated and postponed in right of payment to the prior payment in full of all other liabilities and indebtedness of the Company, other than indebtedness that, by its terms, ranks equally with, or subordinate to, such subordinated Debt Securities.

Payments on Debt Securities will be subject to the financial health of the Company

The likelihood that purchasers of Debt Securities will receive payments owing to them under the terms of the Debt Securities will depend on the financial health of the Company and its creditworthiness. The ability of the Company to satisfy its payment obligations under the Debt Securities, other than the conversion or payment of interest into Common Shares, as the case may be, will be dependent on its ability to generate cash flows or its ability to raise additional financing.

Issuance of additional securities would dilute existing investors

The Company's notice of articles and articles allow it to issue an unlimited number of Common Shares for such consideration and on such terms and conditions as established by the board of directors of the Company subject to the provisions of the BCBCA, in many cases, without the approval of the Company's shareholders. Additional financing needed to continue funding the development and operation of the properties of the Company may require the issuance of additional securities of the Company. The Company cannot predict the size of future issuances of Securities or the effect that future issuances and sales of Securities will have on the market price of the Common Shares. The issuance of additional equity securities, and the exercise of Warrants, stock options and other securities convertible into equity securities, will result in dilution of the equity interests of any persons who are or may become holders of Common Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors may suffer dilution of their voting power and it could reduce the value of their investment.

Future sales by existing shareholders could cause the prices of the Common Shares to fall

Sales of a substantial number of Common Shares in the public market could occur at any time. These sales, or the market perception that the holders of a large number of Common Shares intend to sell Common Shares, could reduce the market price of the Common Shares. If this occurs and continues, it could impair the Company's ability to raise additional capital through the sale of securities.

Capital-Raising Constraints

A decline in the market price of the Common Shares could result in a reduction in the liquidity of the Common Shares and a reduction in the Company's ability to raise additional capital for its operations. A decline in the price of the Common Shares could have an adverse effect upon the liquidity of the Common Shares and the Company's continued operations. A reduction in the Company's ability to raise equity capital in the future could have a material adverse effect upon the Company's business plan and operations, including its ability to continue its current operations. If the price for the Common Shares declines, the Company may not be able to raise additional capital or generate funds from operations sufficient to meet its obligations.

Tax risk

Prospective investors should be aware that the purchase, holding or disposition of Securities may have tax consequences both in Canada and the United States. Prospective investors should consult with an independent tax advisor.

If our forward-looking statements prove inaccurate, our actual results could differ materially from expectations

Investors should not place undue reliance on forward-looking statements. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, of both general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking statements or contribute to the possibility that predictions, forecasts or projections will prove to be materially inaccurate. Additional information on such risks, assumptions and uncertainties can be found in this Prospectus under the heading "Cautionary Note Regarding Forward-Looking Information".

Actual production may be significantly lower than our forecasts, which could negatively impact our financial results

Forecasts of future production are estimates based on interpretation and assumptions and actual production may be less than estimated. The Company prepares estimates of future production for its operating mines. The Company's ability to achieve and maintain the production rates on which such estimates are based is subject to a number of risks and uncertainties. The Company's production estimates are dependent on, among other things, the accuracy of mineral reserve and resource estimates, the accuracy of assumptions regarding mineral grades and recovery rates, ground conditions, physical characteristics of minerals, such as hardness and the presence or absence of particular metallurgical characteristics, and the accuracy of estimated rates and costs of mining and processing. The Company's actual production may vary from its estimates for a variety of reasons. The failure of the Company to achieve its production estimates could have a material adverse effect on the Company's results of operations and financial condition. There is no guarantee that anticipated production costs will be achieved at the Company's mineral projects. Failure to achieve anticipated production costs could have a material adverse impact on the Company's ability to repay loans and generate revenue and cash flow to fund operations and future profitability.

If the Company fails to maintain or obtain required permits or licenses, its operations could be delayed or halted and its costs could increase significantly.

The Company is required to maintain in good standing a number of permits and licenses from various levels of governmental authorities in connection with the development and operations at its mineral properties. Although the Company has all required permits for its current operations, there is no assurance that delays will not occur in the renewal of certain permits and there is no assurance that the Company will be able to obtain additional permits for any possible future changes to operations or additional permits associated with new legislation. There is also no assurance that the Company can obtain, or that there will not be delays in obtaining, the environmental approval or permits necessary to develop any future projects.

To the extent such approvals or consents are required and are delayed or not obtained, the Company may be curtailed or prohibited from continuing its operations or proceeding with any further development. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations or in the exploration, development or exploitation of mineral properties may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing operations and activities of mining and exploration companies or more stringent implementation thereof could have a material adverse impact on the Company and cause increases in exploration expenses and/or capital and operating expenditures or require abandonment or delays in development or exploitation of mining properties.

The Company will have broad discretion over the use of proceeds

Management of the Company will have broad discretion with respect to the application of net proceeds received from the sale of Securities under this Prospectus and any Prospectus Supplement and may spend such proceeds in ways that do not improve the Company's results of operations or enhance the value of the Common Shares or its other Securities issued and outstanding from time to time. As a result, an investor will be relying on the judgment of management for the application of the net proceeds received from the sale of Securities under this Prospectus and any Prospectus Supplement. The application of the proceeds to various items may not necessarily enhance the value of the Common Shares. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company's business or cause the price or value of the Company's issued and outstanding securities to decline.

We are an "emerging growth company", and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors

The Company is an "emerging growth company" as defined in section 3(a) of the U.S. Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and the Company will continue to qualify as an emerging growth company until the earliest to occur of: (a) the last day of the fiscal year during which the Company has total annual gross revenues of US$1,070,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of the fiscal year of the Company following the fifth anniversary of the date of the first sale of common equity securities of the Company pursuant to an effective registration statement under the U.S. Securities Act; (c) the date on which the Company has, during the previous three year period, issued more than US$1,000,000,000 in non-convertible debt; and (d) the date on which the Company is deemed to be a "large accelerated filer", as defined in Rule 12b-2 under the U.S. Exchange Act. The Company will qualify as a large accelerated filer (and would cease to be an emerging growth company) at such time when on the last business day of its second fiscal quarter of such year the aggregate worldwide market value of its common equity held by non-affiliates will be US$700,000,000 or more. For so long as the Company remains an emerging growth company, it is permitted to and intends to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. The Company cannot predict whether investors will find the Common Shares less attractive because the Company relies upon certain of these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the Common Share price may be more volatile. On the other hand, if the Company no longer qualifies as an emerging growth company, the Company would be required to divert additional management time and attention from the Company's development and other business activities and incur increased legal and financial costs to comply with the additional associated reporting requirements, which could negatively impact the Company's business, financial condition and results of operations.

We are currently a "smaller reporting company," and our election to comply with the reduced disclosure requirements as a public company may make it more challenging for investors to analyze our results of operations and financial prospects and may make our Common Shares less attractive to investors.

We are currently considered a "smaller reporting company" as defined by the SEC's revised rules. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies, such as providing only two years of audited financing statements, providing simplified executive compensation disclosures in our filings being exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of our internal control over financial reporting, and having certain other decreased disclosure obligations in our filings with the SEC. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects. We will remain a smaller reporting company if we have either (i) a public float of less than $250 million held by non-affiliates as of the last business day of the second quarter of our then current financial year or (ii) annual revenues of less than $100 million during such recently completed fiscal year with less than $700 million in public float as of the last business day of the second quarter of such fiscal year.

If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. It is possible that some investors will find our Common Shares less attractive as a result, which may result in a less active trading market for our Common Shares and higher volatility in our stock price.

Need for future financing

The continued development of the Company will require additional financing. The failure to raise or procure such additional funds or the failure to achieve positive cash flow could result in the delay or indefinite postponement of the Company's business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Company. If additional funds are raised by offering equity securities, existing shareholders could suffer significant dilution.

Actual results may differ materially from our financial projections

The forecast financial information contained in this Prospectus was prepared using assumptions that reflect management's currently intended course for the periods covered, given the judgment of management with respect to economic conditions and other related factors. There can be no assurance that the assumptions reflected in the forecast will prove to be accurate. Actual results for the forecast period may vary significantly from the forecast results and those variations may be material. The Company gives no representation that actual results achieved in the forecast period will be the same, in whole or in part, as those forecast herein. See "Cautionary Statement Regarding Forward-Looking Information".

The Company does not intend to pay any cash dividends in the foreseeable future

The Company does not have a dividend policy and has never declared or paid any dividends to its shareholders. The Company intends to invest all available funds toward the development and growth of its business and does not expect to pay any cash dividends for the foreseeable future. The payment of any cash dividend to shareholders of the Company in the future will be at the discretion of the directors of the Company and will depend on, among other things, the financial condition, capital requirements and earnings of the Company, and any other factors that the directors of the Company may consider relevant.

Risks Related to the Company

Other risks.

Prospective purchasers should carefully consider the risks in the documents incorporated by reference into this Prospectus (including subsequently filed documents incorporated by reference), including in the Form 10-K under "Risk Factors". If any of such or other risks occurs, the Company's business, prospects, financial condition, financial performance and cash flows could be materially adversely impacted. In that case, the applicable Securities could decline in value and purchasers could lose all or part of their investment. There is no assurance that any risk management steps taken by the Company will avoid future loss due to the occurrence of such risks or other unforeseen risks.

NOTE REGARDING MINERAL RESOURCES

Unless otherwise indicated, all resource estimates, and any future reserve estimates, included or incorporated by reference in this Prospectus and any Prospectus Supplement have been, and will be, prepared in accordance with Subpart 229.1300 of Regulation S-K - Disclosure by Registrants Engaged in Mining Operations ("S-K 1300"). S-K 1300 contains the rules established by the Securities and Exchange Commission (the "SEC") concerning mining disclosure by U.S. reporting companies. The information contained or incorporated herein, contains pertinent information required under and S-K 1300.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this Prospectus and the documents incorporated by reference in this Prospectus, including but not limited to management's assessment of the Company's future plans and operations, the perceived merit of projects or deposits, and the impact and anticipated timing of the Company's development plan and recapitalization plan, production guidance and outlook, the anticipated growth expenditures, the anticipated timing of permitting, production, project development or technical studies constitutes forward-looking statements or forward-looking information within the meaning of applicable securities laws. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "continues", "forecasts", "projects", "predicts", "intends", "anticipates" or "believes", or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. Readers are cautioned that the assumptions used in the preparation of information, although considered reasonable at the time of preparation, may prove to be inaccurate and, as such, reliance should not be placed on forward looking statements. The Company's actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits, if any, that the Company will derive there from. By their nature, forward looking statements are subject to numerous risks and uncertainties, some of which are beyond the Company's control, including general economic and industry conditions, volatility of commodity prices, title risks and uncertainties, ability to access sufficient capital from internal and external sources, the Company may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. The Company's ability to refinance its indebtedness will depend on the capital markets and its financial condition at such time, currency fluctuations, construction and operational risks, licensing and permit requirements, environmental risks, competition from other industry participants, the lack of availability of qualified personnel or management, imprecision of mineral resource, or production estimates and stock market volatility. Please see "Risks Factors" in this Prospectus  or under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024 for more information regarding risks regarding the Company which is available on EDGAR at www.sec.gov/edgar. All forward-looking statements contained in this Prospectus speak only as of the date of this Prospectus or as of the dates specified in such statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

EXCHANGE RATE INFORMATION

The following table sets forth (i) the rate of exchange for the U.S. dollar, expressed in Canadian dollars, in effect at the end of the periods indicated; (ii) the average exchange rates for the U.S. dollar, expressed in Canadian dollars, in effect during such periods; and (iii) the high and low exchange rates for the U.S. dollar, expressed in Canadian dollars, during such periods, each based on the Bank of Canada rate in effect on each trading day for the relevant period, for conversion of U.S. dollars into Canadian dollars:

	Fiscal Year Ended December 31
	2024	2023	2022
High for period	1.4416	1.3875	1.3856
Low for period	1.3316	1.3128	1.2451
Average for period	1.3698	1.3497	1.3011
Rate at end of period	1.4389	1.3226	1.3544

On April 11, 2025, the exchange rate for the U.S. dollar, as expressed in Canadian dollars based on the Bank of Canada average daily rate, was C$1.00 = US$0.7199 (US$1.00 = C$1.389).

THE COMPANY

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this Prospectus. This description does not contain all of the information about us and our properties and business that you should consider before investing in any Securities. You should carefully read the entire Prospectus and the applicable Prospectus Supplement, including the section titled "Risk Factors" that immediately follows this description of the Company, as well as the documents incorporated by reference into this Prospectus and the applicable Prospectus Supplement, before making an investment decision.

Corporate Structure

Name, address and incorporation

The Company was incorporated on November 10, 2020, pursuant to the Business Corporations Act (British Columbia) ("BCBCA") under the name "i-80 Gold Corp.", as a wholly-owned subsidiary of Premier Gold Mines Limited ("Premier") for the purposes of completing a plan of arrangement (the "Plan of Arrangement") under Section 182 of the Business Corporations Act (Ontario) (the "Arrangement"). The Arrangement was completed on April 7, 2021. Under the Arrangement, among other things, Premier transferred all of its ownership interest in Premier Gold Mines USA, Inc. ("Premier USA") to the Company and spun out 70% of the issued and outstanding Common Shares of the Company to shareholders of Premier. As a result of the Arrangement, the Company became a public company and a "reporting issuer" under applicable Canadian securities laws and is no longer a subsidiary of Premier.

The Company's registered office is located at Suite 2500 Park Place, 66 Burrard Street, Vancouver, British Columbia, V6B 2X8, and its head office is located at 5190 Neil Road, Suite 360, Reno, Nevada, 89502. The Company maintains an executive office at 150 York Street, Suite 1802, Toronto Ontario M5H 3S5.

Intercorporate relationships

The Company's material wholly-owned subsidiary is Premier USA, a Delaware corporation. Premier USA has four material wholly-owned subsidiaries: (i) Au-Reka Gold LLC, a Delaware limited liability company ("Au-Reka LLC"); (ii) Goldcorp Dee LLC, a Nevada limited liability company ("Dee LLC"); (iii) Osgood Mining Company LLC, a Nevada limited liability company ("Osgood LLC"); and (iv) Ruby Hill Mining Company, LLC, a Nevada limited liability company ("Ruby Hill LLC").

On May 8, 2023, the Company completed the acquisition of all of the issued and outstanding common shares of Paycore Minerals Inc. ("Paycore"), which owns the FAD Project located in Eureka County, Nevada (the "Paycore Arrangement").

The following diagram illustrates the condensed corporate structure of the Company and the location of the Company's principal assets as at the date hereof.

Description of the Business

The Company is a mining company engaged in the mining and exploration of gold and silver mineral deposits in the United States, with a particular focus on the State of Nevada. The Company's principal mining projects include: (i) a 100% interest in the McCoy-Cove gold properties located on the Battle Mountain-Eureka Trend in Lander County, Nevada (collectively, the "McCoy-Cove Project"); (ii) a 100% interest in the Granite Creek gold project (formerly referred to as the Getchell project) located at the intersection of the Getchell gold belt and the Battle Mountain-Eureka Trend in Humboldt County, Nevada (the "Granite Creek Project"); (iii) a 100% interest in the Lone Tree and Buffalo Mountain gold deposits and Lone Tree processing complex, located midway between the Company's McCoy-Cove and Granite Creek Projects in Humboldt County, Nevada (collectively, the "Lone Tree Project"); (iv) a 100% interest in the Ruby Hill mine located along the Battle Mountain-Eureka Trend in Eureka County, Nevada (the "Ruby Hill Project"); and (v) a 100% interest in the FAD project located along the Battle Mountain-Eureka Trend in Eureka County, Nevada (the "FAD Project"). The Company does not consider the FAD Project to be material as of the date of this Prospectus.

USE OF PROCEEDS

Specific information about the use of proceeds from the specific issuance of any Securities will be set forth in the applicable Prospectus Supplement.

DIVIDEND POLICY

The Company does not have a dividend policy and has never declared or paid any dividends to its shareholders. The Company intends to invest all available funds toward the development and growth of its business and does not expect to pay any cash dividends for the foreseeable future. The payment of any cash dividend to shareholders of the Company in the future will be at the discretion of the directors of the Company and will depend on, among other things, the financial condition, capital requirements and earnings of the Company, and any other factors that the directors of the Company may consider relevant.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of an unlimited number of Common Shares without par value. As at the date of this Prospectus, we had 443,358,811 Common Shares outstanding.

Common Shares

Each Common Share entitles the holder thereof to one vote at all meetings of shareholders other than meetings at which only holders of another class or series of shares are entitled to vote. Each Common Share entitles the holder thereof, subject to the prior rights of the holders of preference shares of the Company, if any, to receive any dividends declared by the directors of the Company and the remaining property and assets of the Company upon liquidation, dissolution or winding-up. The holders of Common Shares are not entitled to vote separately as a class or series on, or to dissent in respect of, any proposal to amend the articles of the Company to: (a) increase or decrease the maximum number of authorized Common Shares, or to increase the maximum number of authorized shares of a class or series ranking in priority to, or on parity with, the Common Shares; (b) effect an exchange, reclassification or cancellation of all or part of the Common Shares; or (c) create a class or series of shares ranking in priority to, or on parity with, the Common Shares.

DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any Warrants.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants that may be offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.

A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company. If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 8-K that the Company files with the SEC, any warrant indenture or form of warrant describing the terms and conditions of such Warrants that the Company is offering before the issuance of such Warrants.

Warrants

Each applicable Prospectus Supplement will set forth the terms and other information with respect to Warrants being offered thereby, if any, which may include, without limitation, the following (where applicable):

• the designation of the Warrants;

• the aggregate number of Warrants offered and the offering price;

• the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

• the exercise price of the Warrants;

• the dates or periods during which the Warrants are exercisable;

• the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

• if the Warrants are issued as a Unit with another Security, the date or dates, if any, on and after which the Warrants and the other Security will be separately transferable;

• the currency or currencies in which the Warrants will be offered and in which the exercise price of such Warrants may be payable;

• any minimum or maximum amount of Warrants that may be exercised at any one time;

• whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

• if applicable, the identity of the Warrant agent;

• whether the Warrants will be listed on any securities exchange;

• whether the Warrants are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities on the basis of exchange, transfer and ownership thereof;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

• any material risk factors relating to the Warrants and the Securities to be issued upon exercise of the Warrants;

• any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and

• any other material terms or conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying Securities.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the Registration Statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The Company may issue Debt Securities, separately or together, with Common Shares, Warrants, Subscription Receipts, Units or any combination thereof, as the case may be.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture.  The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of the Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  The title of the Debt Securities;

  Any limit on the aggregate principal amount of the Debt Securities

  The date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

  The rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;

  the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

  the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;

  the covenants applicable to the Debt Securities;

  the terms and conditions for any conversion or exchange of the Debt Securities, in whole or in part, at its option;

  the covenants applicable to the Debt Securities;

  the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

  the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

  whether the Debt Securities will be secured or unsecured;

  whether the Debt Securities will be issuable in the form of global securities ("Global Securities"), and, if so, the identity of the depositary for such Global Securities;

  the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;

  each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

  if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

  any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other Securities will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other Securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

This Prospectus does not qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, without limitation, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items or any other "novel specified derivative" as defined in NI 44-102.

To the extent any Debt Securities are convertible into Common Shares or other Securities, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this Prospectus.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

This section describes the general terms that will apply to any Subscription Receipts that may be offered pursuant to this Prospectus and the relevant Prospectus Supplement. The Company may issue Subscription Receipts separately or together with other Securities, as the case may be. The Subscription Receipts may be issued under one or more subscription receipt agreements between the Company and one or more escrow agents.

The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. A copy of any subscription receipt agreement relating to an offering of Subscription Receipts will be filed by the Company with securities regulatory authorities in Canada after it has been entered into by the Company. If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 8-K that the Company files with the SEC, any subscription receipt agreement describing the terms and conditions of such Subscription Receipts that the Company is offering before the issuance of such Subscription Receipts.

The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description may include, without limitation, the following (where applicable):

  the number of Subscription Receipts

  the price at which the Subscription Receipts will be offered;

  the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

  the designation, number and terms of the other Securities that may be obtained upon conversion of each Subscription Receipt;

  the designation, number and terms of other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

  the currency or currencies in which the Subscription Receipts will be offered;

  the terms applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon, and for the release of such proceeds from escrow;

  if applicable, the identity of the escrow agent;

  whether such Subscription Receipts will be listed on any securities exchange;

  whether the Subscription Receipts are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  certain material Canadian tax consequences of owning, holding and disposing of the Subscription Receipts;

  any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

  any other material terms and conditions of the Subscription Receipts.

Prior to the conversion of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities into which the Subscription Receipts may be converted, including the right to receive payments of dividends or the right to vote such underlying Securities.

DESCRIPTION OF UNITS

The Company may issue Units comprised of one or more of the other Securities described herein in any combination. A Unit is typically issued so that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.

If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 8-K filed with the SEC, any Unit agreement describing the terms and conditions of such Units that the Company is offering before the issuance of such Units.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

  the designation, number and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

  the currency in which the Units will be offered;

  any minimum or maximum subscription amount;

  whether the Securities comprising the Units will be listed on any securities exchange;

  any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

  certain material Canadian and United States income tax consequences of acquiring, owning, exercising and disposing of the Securities comprising the Units, including how the purchase price paid for the Units will be allocated among the component Securities;

  whether the Units and the Securities comprising the Units are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; and

  any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

We may sell the Securities to or through underwriters or dealers and may also sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers or may issue Securities in whole or in partial payment of the purchase price of assets acquired by us or our subsidiaries. Each Prospectus Supplement will set forth the terms of the offering or issue, including the name or names of any underwriters or agents, the purchase price or prices of the Securities and the proceeds to us from the sale of the Securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be an "at-the-market distribution" as defined in National Instrument 44-102 - Shelf Distributions (an "ATM Distribution") and in accordance with Rule 415(a)(4) under the United States Securities Act of 1933 (the "Securities Act"), including sales made directly on the TSX, NYSE American or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with our securities offered by that Prospectus Supplement.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to, under agreements to be entered into with us, indemnification by us against certain liabilities, including liabilities under the Securities Act, and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

No underwriter or dealer involved in an ATM Distribution, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, the Company's Securities in connection with an ATM Distribution of the Company's Securities or effect any other transactions that are intended to stabilize the market price of the Company's Securities during an ATM Distribution.

In connection with any offering of Securities, other than in an ATM Distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

CERTAIN CANADIAN AND U.S. FEDERAL INCOME TAX CONSIDERATIONS

Information regarding material Canadian and U.S. federal income tax consequences to persons investing in the Securities offered by this Prospectus will be set forth in an applicable Prospectus Supplement. You are urged to consult your own tax advisors prior to any acquisition of our Securities.

LEGAL MATTERS

Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by Bennett Jones LLP with respect to Canadian legal matters, and by Dorsey & Whitney LLP with respect to U.S. legal matters.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our Common Shares is TSX Trust Company, located at 100 Adelaide Street West, Suite 301, Toronto, Ontario Canada MSH 1S3.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INTEREST OF EXPERTS

Certain of the scientific and technical information relating to our mineral projects in this Prospectus and the documents incorporated by reference herein has been derived from technical reports prepared by the experts listed below and has been included in reliance on such person's expertise. Copies of the technical reports can be accessed under the Company's profile on SEC's Electronic Data Gathering and Retrieval system ("EDGAR") at www.sec.gov/edgar with respect to the S-K 1300 technical report summaries.

The following are the names of persons or companies (a) that are named as having prepared or certified a report, valuation, statement or opinion included in or included by reference in this Prospectus; and (b) whose profession or business gives authority to the statement, report or valuation made by the person or the Company:

  Practical Mining LLC and T.R. Raponi Consulting Ltd. prepared or certified certain portions of the technical report summary titled "S-K1300 Initial Assessment & Technical Report Summary for the Cove Project, Lander County, Nevada" dated March 26, 2025;

  Global Resources Engineering, Practical Mining LLC, and T.R. Raponi Consulting Ltd. each prepared or certified certain portions of the technical report summary titled "S-K 1300 Initial Assessment & Technical Report Summary, Granite Creek Mine, Humboldt County, Nevada" dated March 27, 2025;

  GeoGlobal LLC prepared or certified certain portions of the technical report titled "S-K 1300 Initial Assessment & Technical Report Summary, Lone Tree Deposit, Nevada" dated February 24, 2025; and

  Forte Dynamics, Inc., Practical Mining LLC, an T.R. Raponi Consulting Ltd. prepared or certified certain portions of the technical report titled "S-K 1300 Initial Assessment & Technical Report Summary, Ruby Hill Complex, Eureka County, Nevada" dated March 27, 2025.

The aforementioned companies, and their directors, officers, employees and partners, as applicable, as a group, beneficially own, directly or indirectly, less than one percent of our outstanding securities.

As at the date of this Prospectus, none of the aforementioned persons were employed on a contingency basis, or had, or are to receive, in connection with any offering under this Prospectus, a substantial interest, direct or indirect, in the Company, nor are any such persons connected with the Company as promoters, managing or principal underwriters, voting trustees, directors, officers, or, except as disclosed herein, employees.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, unless otherwise provided therein or herein, (i) information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings,) after the date of filing of this registration statement on Form S-3 to which this Prospectus relates. Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

(a) annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 1, 2025;

(b) current reports on Form 8-K, filed with the SEC on January 13, 2025, January 17, 2025, January 27, 2025, January 30, 2025, January 31, 2025, February 13, 2025, February 24, 2025, March 6, 2025, April 1, 2025, and April 1, 2025;

(c) the report on Form 6-K filed on April 23, 2024, which report contains the Management Information Circular in connection with the 2024 annual and special meeting of shareholders of the Company;

(d) the description of Common Shares contained in our registration statement on Form 40-F filed on May 6, 2022, including any amendment or report filed for purposes of updating such description; and

(e) all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after December 31, 2024 but before the end of the offering of the Securities made by this Prospectus.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) shall also be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at 5190 Neil Road, Suite 460, Reno, Nevada, 89502, telephone: 1-866-525-6450. These documents are also available electronically under the Company's profile on EDGAR at www.sec.gov/edgar. Our website is www.i80gold.com. Information contained in or accessible through our website does not constitute part of this Prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities, and other information relating to the Securities, will be delivered to prospective purchasers of such Securities together with this Prospectus and the applicable Prospectus Supplement and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Upon a new Annual Report, the related annual financial statements and management's discussion and analysis being filed by the Company with, and, where required, accepted by, the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous Annual Report, the previous annual financial statements, the previous management's discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of the Company's financial year in which the new Annual Report is filed will be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of our Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis and material change report being filed by us with the applicable securities regulatory authorities during the duration of this Prospectus, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder.

References to our website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934 and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all of the information contained in the registration statement that we filed. For further information regarding us and the securities covered by this prospectus, you may desire to review the full registration statement, including its exhibits. The registration statement, including its exhibits, as well as the documents that we file with the SEC, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-800-SEC-0330. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits to the registration statement.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is a corporation incorporated under and governed by the Business Corporations Act (British Columbia). Certain of the directors and officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by our Canadian counsel, Bennett Jones LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or "blue sky" laws of any state within the United States, would likely be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Bennett Jones LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered.  All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$12,008.10
Accounting fees and expenses**
Legal fees and expenses**
Miscellaneous expenses**
Total**	$

* Estimated for purposes of completing the information required pursuant to this item 14.

** These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors

The Business Corporations Act (British Columbia) ("BCBCA") provides that a company may:

• indemnify an eligible party against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, an eligible proceeding, to which the eligible party is or may be liable; and

• after the final disposition of an eligible proceeding, pay the "expenses" (which includes costs, charges and expenses (including legal fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay the expenses as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purpose of the BCBCA, an "eligible party", in relation to a company, means an individual who:

• is or was a director or officer of the company;

• is or was a director or officer of another corporation

• at a time when the corporation is or was an affiliate of the company, or

• at the request of the company; or

• at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An "eligible proceeding" under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party if any of the following conditions apply:

• if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

• if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

• if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or

• in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (i) indemnify the eligible party against eligible penalties in respect of the proceeding; or (ii) pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

• order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

• order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

• order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

• order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

• make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Articles of the Registrant

The Registrant's articles provide that, subject to the BCBCA, the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Pursuant to the Registrant's articles, each director is deemed to have contracted with the Registrant on the aforementioned terms.

The Registrant's articles further provide that the Registrant may indemnify any person, subject to any restrictions in the BCBCA, and that the failure of a director, alternate director or officer of the Registrant to comply with the BCBCA or the Registrant's articles does not invalidate any indemnity to which he or she is entitled under the Registrant's articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of any eligible person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant maintains directors' and officers' liability insurance for its directors. This insurance provides coverage for indemnity payments made by the Registrant to its directors and officers as required or permitted by law for losses, including legal costs, incurred by officers and directors in their capacity as such. This policy also provides coverage directly to individual directors and officers if they are not indemnified by the Registrant. The insurance coverage for directors and officers has customary exclusions, including libel and slander, and those acts determined to be uninsurable under law, or deliberately fraudulent or dishonest or to have resulted in personal profit or advantage.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement**
4.1	Form of Warrant Certificate**
4.2	Form of Share Purchase Contract**
4.3	Form of Unit Agreement**
4.4	Form of Subscription Receipt Agreement**
5.1	Opinion and Consent of Bennett Jones LLP*
23.1	Qualified Person Consent Practical Mining LLC for report titled “S-K1300 Technical Report Summary, Initial Assessment for the Cove Project, Lander County, Nevada” effective December 31, 2024, dated March 26, 2025*
23.2	Qualified Person Consent T.R. Raponi Consulting Ltd. for report titled “S-K1300 Technical Report Summary, Initial Assessment for the Cove Project, Lander County, Nevada” effective December 31, 2024, dated March 26, 2025*
23.3	Qualified Person Consent Global Resources Engineering for report titled “S-K 1300 Technical Report Summary, Initial Assessment for the Granite Creek Mine, Humboldt County, Nevada” effective December 31, 2024, dated March 27, 2025*
23.4	Qualified Person Consent Practical Mining LLC for report titled “S-K 1300 Technical Report Summary, Initial Assessment for the Granite Creek Mine, Humboldt County, Nevada” effective December 31, 2024, dated March 27, 2025*

23.5	Qualified Person Consent T.R. Raponi Consulting Ltd. for report titled "S-K 1300 Technical Report Summary, Initial Assessment for the Granite Creek Mine, Humboldt County, Nevada" effective December 31, 2024, dated March 27, 2025*
23.6	Qualified Person Consent GeoGlobal LLC for report titled "S-K 1300 Technical Report Summary, Initial Assessment for the Lone Tree Deposit, Nevada" effective December 31, 2024, dated February 24, 2025*
23.7	Qualified Person Consent Forte Dynamics, Inc. for report titled "S-K 1300 Technical Report Summary, Initial Assessment for the Ruby Hill Complex, Eureka County, Nevada" effective December 31, 2024, dated March 27, 2025*
23.8	Qualified Person Consent Practical Mining LLC for report titled "S-K 1300 Technical Report Summary, Initial Assessment for the Ruby Hill Complex, Eureka County, Nevada" effective December 31, 2024, dated March 27, 2025*
23.9	Qualified Person Consent T.R. Raponi Consulting Ltd. for report titled "S-K 1300 Technical Report Summary, Initial Assessment for the Ruby Hill Complex, Eureka County, Nevada" effective December 31, 2024, dated March 27, 2025*
23.10	Consent of Grant Thornton LLP
24.1	Power of Attorney (included on signature page)
107	Calculation of Filing Fee Table

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

** To be filed by post-effective amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

(8) That:

(i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reno, Nevada, on this 14th day of April, 2025.

i-80 GOLD CORP.

By:	/s/ Ryan Snow
Name: Ryan Snow
Title: Chief Financial Officer

POWERS OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard Young, Ryan Snow, and Dave Savarie, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/s/ Richard Young	Chief Executive Officer & Director	April 14, 2025
Richard Young	(Principal Executive Officer)

/s/ Ryan Snow	Chief Financial Officer (Principal Financial	April 14, 2025
Ryan Snow	Officer and Principal Accounting Officer)

/s/ Ron Clayton	Chairman of the Board of Directors	April 14, 2025
Ron Clayton

/s/ Eva Bellissimo	Director	April 14, 2025
Eva Bellissimo

/s/ John Seaman	Director	April 14, 2025
John Seaman

/s/ John Begeman	Director and Authorized U.S. Representative	April 14, 2025
John Begeman

/s/ Arthur Einav	Director	April 14, 2025
Arthur Einav

/s/ Christina McCarthy	Director	April 14, 2025
Christina McCarthy

/s/ Cassandra Joseph	Director	April 14, 2025
Cassandra Joseph